                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                    FORM 8-A





                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            Capitol Federal Financial
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           United States                                      Applied for
------------------------------------------------------------------------------
(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)


700 Kansas Avenue, Topeka, Kansas                                 66603
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(Address of principal executive offices)                       (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act.

                                      None
------------------------------------------------------------------------------
                                (Title of Class)


       Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock par value $.01 per share
------------------------------------------------------------------------------
                                (Title of Class)




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Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

         For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Capitol Federal Financial," "Our Policy Regarding Dividends," "Capitol Federal Savings Bank MHC Intends to Waive Any Dividends From Capitol Federal Financial" and "Market for Common Stock" in the Registrant's Pre-Effective Amendment No. Two to the Registration Statement on Form S-1 (Registration Number 333-68363) dated February 11, 1999 which is hereby incorporated by reference. For a description of the provisions of the
Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Capitol Federal Financial and Capitol Federal Savings" in the Registrant's Pre-Effective Amendment No. Two to the Registration Statement on Form S-1 referenced above.


Item 2.  Exhibits.
-----------------

         1. Pre-Effective Amendment No. Two to the Registration Statement on Form S-1 (Registration Number 333-68363) dated February 11, 1999 is hereby incorporated by reference.

         2. Federal MHC Subsidiary Holding Company Charter for Capitol Federal Financial, filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Registration Number 333-68363) dated December 4, 1998 is hereby incorporated by reference.

         3. Bylaws of Capitol Federal Financial, filed as Exhibit 3.2 to the Registration Statement on Form S-1 (Registration Number 333-68363) dated December 4, 1998 is hereby incorporated by reference.

         4. Specimen Stock Certificate, filed as Exhibit 4 to Registration Statement on Form S-1 (Registration Number 333-68363) dated December 4, 1998 is hereby incorporated by reference.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        CAPITAL FEDERAL FINANCIAL




Date: February 12, 1999                 By:/s/ John C. Dicus
     ------------------                 ---------------------
                                        John C. Dicus, Chairman and
                                         Chief Executive Officer

                            CAPITOL FEDERAL FINANCIAL
                                700 Kansas Avenue
                              Topeka, Kansas 66603






VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      Capitol Federal Financial (the "Company")
                  Registration Statement Under the 1934 Act on Form 8-A

Gentlemen:

         We hereby request acceleration of the effective date of the above-captioned Registration Statement to Friday, February 12, 1999, or as soon thereafter as practicable. The Company's Registration Statement under the 1933 Act on Form S-1 was filed under file no. 333-68363.

                                    Sincerely yours,

                                    CAPITOL FEDERAL FINANCIAL


                                    By:/s/ John C. Dicus
                                       ---------------------------
                                       John C. Dicus, Chairman and
                                       Chief Executive Officer






cc:      Barry McCarty
         Alfred Barbagallo